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                                                                 EXHIBIT 21.1



                           SUBSIDIARIES OF THE COMPANY

NAME OF SUBSIDIARY          STATE OR JURISDICTION OF INCORPORATION          PERCENTAGE
-------------------         ---------------------------------------         ----------
OWNED
----
Commodore Solution

Technologies, Inc.                           Delaware                             100%

Commodore CFC
Technologies, Inc.                           Delaware                             100%

CFC Technologies, Inc.                       Ohio                                 100%

Commodore Advanced
Sciences, Inc.*                              New Mexico                           100%

A.S. Environmental, Inc.*                    Delaware                             100%

Commodore Remediation
Technologies, Inc.*                          Delaware                             100%

Commodore Government
Environmental
Technologies, Inc.*                          Delaware                             100%

Commodore Technologies, Inc.*                Ohio                                 100%

Sandpiper Properties, Inc.*                  Ohio                                 100%

Environmental Alternatives, Inc.*            New Mexico                           100%

Advanced Sciences Integrated
Mexico, S.A. de C.V.*                        Mexico                               100%

Advanced Sciences Integradas S.A.*           Argentina                            100%

CORT Technologies, Inc.*                     Delaware                             100%

Commodore Refrigerant
Technologies, Inc.                           Delaware                             100%

*  Wholly owned subsidiary of Commodore Solution Technologies, Inc.